Exhibit 107 to Form F-10
EX-FILING
FEES
Calculation of Filing Fee
Tables

Form F-10 (Form Type)	Form F-4 (Form Type)
Thomson Reuters Corporation	TR Finance LLC
Thomson Reuters Applications Inc.
Thomson Reuters (Tax & Accounting) Inc.
West Publishing Corporation
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Debt	TR Finance LLC 3.350% Notes due 2026	457(o)	—	—	$500,000,000	0.00015310	$76,550
	Other	Guarantees of 3.350% Notes due 2026	Other	—	—	—	—	(1)
Fees to Be Paid	Debt	TR Finance LLC 5.850% Notes due 2040	457(o)	—	—	$500,000,000	0.00015310	$76,550
	Other	Guarantees of 5.850% Notes due 2040	Other	—	—	—	—	(1)
Fees to Be Paid	Debt	TR Finance LLC 4.500% Notes due 2043	457(o)	—	—	$119,045,000	0.00015310	$18,225.79
	Other	Guarantees of 4.500% Notes due 2043	Other	—	—	—	—	(1)
Fees to Be Paid	Debt	TR Finance LLC 5.650% Notes due 2043	457(o)	—	—	$350,000,000	0.00015310	$53,585
	Other	Guarantees of 5.650% Notes due 2043	Other	—	—	—	—	(1)
Fees to Be Paid	Debt	TR Finance LLC 5.500% Debentures due 2035	457(o)	—	—	$400,000,000	0.00015310	$61,240
	Other	Guarantees of 5.500% Debentures due 2035	Other	—	—	—		(1)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts				—	$1,869,045,000(2)	0.00015310	$286,150.79
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$286,150.79

(1)
Guarantees by Thomson Reuters Corporation, Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation, which guarantees are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

(2)
The aggregate principal amount of each series of debt securities to be issued will be determined
upon completion of the Exchange Offers to which this registration statement relates. By the terms of the Exchange Offers to which the registration statement relates, no more than $1,869,045,000 combined aggregate principal amount will be issued for all series of debt securities. Thomson Reuters Corporation, Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation will fully and unconditionally guarantee the debt securities issued by TR Finance LLC as to payment of principal, premium (if any), interest and other amounts under the indenture.